UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2024
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STERLING CHECK CORP.
(Exact name of registrant as specified in its charter)
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Delaware	1-40829		37-1784336
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
6150 Oak Tree Boulevard, Suite 490	Independence	Ohio	44131
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: 1 (800) 853-3228
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-     4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sterling Check Corp. (the “Company”) has appointed Richard Dziadzio as Executive Vice President, Interim Chief Financial Officer, effective June 5, 2024. Theresa Neri Strong, who held the position of Interim Chief Financial Officer since November 10, 2023 while the Company conducted an executive search, will now continue to focus on her role as Chief Accounting Officer. Mr. Dziadzio brings over 15 years of experience as a Chief Financial Officer to the Company. Prior to joining the Company, Mr. Dziadzio, 60, served as Executive Vice President, Chief Financial Officer at Assurant, Inc. (“Assurant”) from July 2016 to November 2023 and remained with Assurant as an employee until March 2024. Mr. Dziadzio also served as Assurant’s Treasurer from July 2016 to November 2018 and prior to that, served as Chief Financial Officer of QBE North America from August 2013 to 2016. Mr. Dziadzio received a Master of Business Administration from INSEAD and a Bachelor of Science with majors in finance and accounting from the Wharton School at the University of Pennsylvania.

In connection with his employment, Mr. Dziadzio will be paid an annual base salary of $500,000 and an annual target cash bonus opportunity of 37.5% of his annual base salary. In addition, he will also be awarded a restricted stock grant with a grant date value equal to $500,000, vesting in three substantially equal annual installments on the first three anniversaries of the grant date. The equity award will be made pursuant to the Company’s 2021 Omnibus Incentive Plan (the “Plan”) and the Company’s Time-Vesting Restricted Stock Agreement for US Senior Executives form award agreement (the “Award Agreement”), copies of which are incorporated by reference as Exhibits 10.6 and 10.11 to the Company’s Annual Report on Form 10-K filed on March 6, 2024. The award agreement will have a double trigger Change in Control (as defined in the Plan) provision, whereby all unvested equity will accelerate and vest in the event a Change in Control occurs and during the 3-month period preceding or the 24-month period following such Change in Control, Mr. Dziadzio’s service is terminated in a Qualifying Termination (as defined in the Award Agreement). In addition, Mr. Dziadzio will receive a cash sign-on payment of $500,000, payable in four equal installments within thirty days of, and each subject to Mr. Dziadzio’s continued employment through, each of the following dates: September 30, 2024, December 31, 2024, March 31, 2025, and May 31, 2025. The sign-on payment will be subject to acceleration if the pending transaction with First Advantage is consummated within 12 months after the effective date of employment. Mr. Dziadzio will be entitled to participate in the Company’s standard employee benefit plans. He will not be eligible for any cash severance.

The appointment of Mr. Dziadzio to serve as Interim Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Dziadzio and any director or officer of the Company, and there are no transactions between Mr. Dziadzio and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHECK CORP.
June 5, 2024	By:	/s/ Steven Barnett
	Name:	Steven Barnett
	Title:	Executive Vice President, Secretary and
Chief Legal & Risk Officer